UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
May 1, 2007
Gardner Denver, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13215	76-0419383

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Gardner Expressway Quincy, Illinois	62305

(Address of Principal Executive Offices)	(Zip Code)
(217) 222-5400

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the May 1, 2007 Gardner Denver, Inc. (the “Company”) Annual Stockholders Meeting, the Company’s stockholders approved the Amended and Restated Long-Term Incentive Plan (“Incentive Plan”). The approved Incentive Plan effected the following changes: (1) increases the number of shares of common stock as to which awards may be granted from 8,500,000 to 10,000,000; (2) extends the termination date of the Plan from December 31, 2008 to December 31, 2012; (3) allows nonemployee directors to be eligible to receive options, stock appreciation rights and restricted stock; and (4) changes the definition of fair market value to mean the closing price of a share of common stock as reported on the composite tape for securities listed on the Stock Exchange for the applicable day.
     A copy of Incentive Plan is filed with this report as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Amended and Restated Long-Term Incentive Plan as effective on May 1, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: May 3, 2007	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Long-Term Incentive Plan as effective on May 1, 2007